UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number )

12101 Airport Way, Broomfield, Colorado 80021

(Address of principal executive offices) (Zip Code)

(800) 455-1476

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on February 8, 2023, NuVasive, Inc. (“NuVasive”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc. (“Globus Medical”) and Zebra Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Globus Medical. The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly owned subsidiary of Globus Medical. On March 10, 2023, Globus Medical filed a registration statement on Form S-4 (Registration No. 333-270482) with the U.S. Securities and Exchange Commission (“SEC”), which was amended on March 24, 2023 (the “Registration Statement”) and includes a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”). On March 28, 2023, each of NuVasive and Globus Medical filed the definitive version of the Joint Proxy Statement/Prospectus with the SEC (the “Definitive Joint Proxy Statement/Prospectus”), which constitutes the definitive joint proxy statement for the special meetings of NuVasive and Globus Medical in connection with the Merger and a prospectus for shares of Globus Class A common stock to be issued by Globus Medical in connection with the Merger.

As of April 17, 2023, five complaints have been filed by purported NuVasive stockholders against NuVasive and its directors in connection with the Merger. The complaints are captioned O’Dell v. NuVasive, Inc., et al., No. 1:23-cv-02262 (S.D.N.Y., filed March 16, 2023), O’Conner v. NuVasive, Inc., et al. No. 1:23-cv-02855 (S.D.N.Y., filed April 5, 2023), Finger v. NuVasive, Inc. et al., No. 1:23-cv-00367 (D. Del., filed March 30, 2023), Jones v. NuVasive, Inc. et al., No. 1:23-cv-00368 (D. Del., filed March 30, 2023) (together with the previous three complaints, the “Federal Complaints”) and Garfield v. Barry et al., No. 2023CV30076 (Colo. Combined Ct., filed March 28, 2023) (the “Colorado Complaint,” and such complaints collectively, the “Complaints”). Each of the Federal Complaints alleges that the defendants filed or caused to be filed a materially incomplete and misleading preliminary Joint Proxy Statement/Prospectus with the SEC. The Colorado Complaint asserts claims under the Colorado Securities Act and Colorado common law and makes a number of allegations, including that the Definitive Joint Proxy Statement/Prospectus contained intentionally false and misleading statements.

NuVasive and Globus Medical believe that the claims asserted in the Complaints are without any merit. The defendants deny that any further disclosure beyond that already contained in the Registration Statement or the Definitive Joint Proxy Statement/Prospectus is required under applicable law to supplement the Registration Statement or the Definitive Joint Proxy Statement/Prospectus. Nonetheless, to moot plaintiffs’ unmeritorious claims, avoid the risk that litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending against the Complaints, the defendants are making the following supplemental disclosures to the Registration Statement and Definitive Joint Proxy Statement/Prospectus. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

Supplemental Disclosures

This supplemental information to the Registration Statement and Definitive Joint Proxy Statement/Prospectus should be read in conjunction with the Definitive Joint Proxy Statement/Prospectus, which should be read in its entirety. All page references in the information below are to pages in the Joint Proxy Statement/Prospectus in the Registration Statement and the Definitive Joint Proxy Statement/Prospectus, and all terms used but not defined below shall have the meanings set forth in the Registration Statement and Definitive Joint Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Registration Statement and Definitive Joint Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Registration Statement and Definitive Joint Proxy Statement/Prospectus. New text within the amended and supplemented language from the Registration Statement and Definitive Joint Proxy Statement/Prospectus is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Registration Statement and Definitive Joint Proxy Statement/Prospectus is indicated in strikethrough text (e.g., ~~strikethrough text~~).

The disclosure under the heading “Summary” is hereby amended and supplemented by adding the following after the last paragraph on page 17 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus:

Window Shop Period

The Merger Agreement provided for a Window Shop Period, which began from the execution of the merger agreement and ended at 11:59 p.m. (New York time) on March 10, 2023. During the Window Shop Period, NuVasive did not receive any NuVasive Acquisition Proposals and Globus did not receive any Globus Acquisition Proposals.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the final paragraph on page 57 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

On September 24, 2021, at the request of Mr. David C. Paul, Executive Chairman of Globus, an in-person meeting was held to discuss the possibility of a business combination between NuVasive and Globus. Present at that meeting were Mr. Paul, Dave Demski, who was then the Chief Executive Officer of Globus, Daniel Wolterman, Chairman of the NuVasive Board, and Christopher Barry, the Chief Executive Officer of NuVasive. At this meeting, Messrs. Paul, Demski, Wolterman and Barry discussed, among other things, the potential benefits and risks of a merger between Globus and NuVasive as well as potential next steps.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the second full paragraph on page 60 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

On November 28, 2022, at the request of Mr. Paul to resume discussions regarding the proposed merger, Messrs. Wolterman and Barry met in person with Messrs. Paul and Scavilla. At that meeting, the parties discussed the merits of a merger between NuVasive and Globus, including potential synergies that could be achieved from the merger. Messrs. Wolterman and Barry also indicated to Messrs. Paul and Scavilla that the exchange ratio proposed in the November 15 Letter undervalued NuVasive and was thus not acceptable to NuVasive.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the second full paragraph on page 80 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for NuVasive by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for NuVasive ~~the amount of~~ NuVasive’s net debt (including the net present value (“NPV”) of certain contingent liabilities relating to certain historical acquisitions, including the acquisition of Simplify Medical Pty Limited by NuVasive (collectively, the “NuVasive Contingent Liabilities”)) of $650 million as of December 31, 2022, ~~as~~ calculated using information provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for NuVasive. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of NuVasive Common Stock as of February 6, 2023 of 54.2 million, as provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of NuVasive Common Stock ranging from $39.61 to $48.76.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the first full paragraph on page 81 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ NuVasive’s net debt (including the NPV of the NuVasive Contingent Liabilities) of $648 million, $495 million and $311 million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by the management of

Globus and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for NuVasive for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of NuVasive Common Stock for each of the fiscal years 2023 ~~through~~, 2024 and 2025 of 53.6 million, 54.5 million and 55.5 million, respectively, calculated using information provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of NuVasive Common Stock. Goldman Sachs then discounted these implied future equity values per share of NuVasive Common Stock to December 31, 2022, using an illustrative discount rate of 9.2%, reflecting an estimate of NuVasive’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for NuVasive, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $42.32 to $49.49 per share of NuVasive Common Stock.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the table on page 81 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety as follows:

Announcement Date	Selected Transactions			EV /LTM Adjusted EBITDA
	Acquiror	Target	Transaction Value (in millions)
October 2022	Orthofix Medical Inc.	SeaSpine Holdings Corporation	$239	NA

May 2019	3M Company	Acelity, Inc.	$6,725	15.0x

November 2018	Boston Scientific Corporation	BTG plc	$3,936	15.5x

November 2018	Colfax Corporation	DJO Global, Inc.	$3,150	11.7x

September 2018	Medtronic plc	Mazor Robotics Ltd.	$1,640	NA

August 2018	Stryker Corporation	K2M Group Holdings, Inc.	$1,289	NA

October 2017	TPG Capital, L.P.	Exactech, Inc.	$738	16.9x

June 2016	Zimmer Biomet Holdings, Inc.	LDR Holding Corporation	$1,031	NA

September 2015	Dentsply International Inc.	Sirona Dental Systems, Inc.	$5,251	16.1x

February 2015	Cyberonics, Inc.	Sorin S.p.A.	$1,603	11.7x

October 2014	Steris Corporation	Synergy Health plc	$1,900	13.0x

October 2014	Wright Medical Group, Inc.	Tornier N.V.	$3,300	NA

April 2014	Zimmer Holdings, Inc.	Biomet, Inc.	$13,350	12.1x

February 2014	Smith & Nephew plc	ArthroCare Corporation	$1,534	16.9x

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the last paragraph beginning on page 82 and continuing onto page 83 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for Globus on a standalone basis by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Globus on a standalone basis ~~the amount of~~ Globus’s net debt (including the NPV of certain contingent liabilities relating to the acquisition of Excelsius Surgical and other transactions by Globus (collectively, the “Globus Contingent Liabilities”)) on a standalone basis~~,~~ of $(942) million as of December 31, 2022, as provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for Globus. Goldman Sachs then divided the range of illustrative equity values it derived by the corresponding number of fully diluted outstanding shares of Globus Common Stock as of February 6, 2023, the range of which was 103.4 million to 104.3 million, as provided by and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of Globus Class A Common Stock ranging from $73.27 to $84.74.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the second full paragraph on page 83 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ Globus’s net debt (including the NPV of the Globus Contingent Liabilities) on a standalone basis of $(1,059) million, $(1,188) million and $(1,287) million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Globus for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Globus Common Stock for each of the fiscal years 2023 ~~through~~, 2024 and 2025, the ranges of which were 103.6 million to 104.2 million, 104.2 million to 104.8 million and 104.6 million to 105.2 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of Globus Class A Common Stock. Goldman Sachs then discounted these implied future equity values per share of Globus Class A Common Stock to December 31, 2022, using an illustrative discount rate of 9.8%, reflecting an estimate of Globus’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Globus, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $67.60 to $76.35 per share of Globus Class A Common Stock.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the first full paragraph on page 84 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for Globus pro forma for the Merger by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative pro forma enterprise values it derived for Globus~~,~~ the pro forma net debt (including the NPV of the NuVasive Contingent Liabilities, the NPV of the Globus Contingent Liabilities and estimate transaction fees with respect to the Merger) of Globus of $(267) million as of December 31, 2022, as provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for Globus on a pro forma basis. Goldman Sachs then divided the range of illustrative equity values it derived by the corresponding pro forma number of fully diluted outstanding shares of Globus Common Stock as of February 6, 2023, the range of which was 144.4 million to 145.5 million, as provided by and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of Globus Class A Common Stock ranging from $77.66 to $93.53.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the third full paragraph on page 84 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ Globus’s pro forma net debt (including the NPV of the NuVasive Contingent Liabilities, the NPV of the Globus Contingent Liabilities and estimate transaction fees with respect to the Merger) of $(415) million, $(795) million and $(1,226) million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Globus on a pro forma basis for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Globus Common Stock on a pro forma basis for each of fiscal years 2023 ~~through~~, 2024 and 2025, the ranges of which were 144.8 million to 146.3 million, 146.6 million to 147.8 million and 147.8 million to 148.9 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of Globus Class A Common Stock on a pro forma basis. Goldman Sachs then discounted these implied future equity values per share of Globus Class A Common Stock to December 31, 2022, using an illustrative discount rate of 9.7%, reflecting an estimate of Globus’s pro forma cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Globus and NuVasive, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $69.62 to $85.58 per share of Globus Class A Common Stock pro forma for the Merger.

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the final paragraph that begins on page 89 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of NuVasive to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NuVasive was forecasted to generate during NuVasive’s fiscal years 2023 through 2027 based on the Revised NuVasive Standalone Projections. BofA Securities calculated terminal values for NuVasive by applying last-twelve-month EBITDA terminal multiples of 9.5x to 11.5x to NuVasive’s fiscal year 2027 estimated adjusted EBITDA, which implied a perpetuity growth rate ranging between 5.2% and 6.4%. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 9.0% to 11.0% based on NuVasive’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt as of the end of the fourth quarter of fiscal year 2022 (treating the amount of the 2023 Convertible Notes, defined below in the section entitled “—Call Spread Transactions,” and the amount of NuVasive’s convertible senior notes due 2025, as debt) to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for NuVasive as compared to the per share price of NuVasive Common Stock implied by the Exchange Ratio, based on the closing price of Globus Class A Common Stock on February 7, 2023:

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the third bullet point on page 90 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

•

the following publicly available equity research analyst price targets for NuVasive Common Stock available as of February 7, 2023, which had a price target range (when discounted one year by a 10.5% cost of equity) of $34.50 to $57.00 per share:

Broker	Price Target (prior to 1-year discount)
Citi	$63.00
RBC Capital Markets	$52.00
Barclays	$52.00
Truist Securities	$51.00
Piper Sandler Companies	$50.00
Cowen & Company	$50.00
Stifel Nicolaus	$50.00
Wells Fargo Securities	$47.00
Canaccord Genuity	$46.00
Morgan Stanley	$44.00
Loop Capital Markets	$42.00
Jefferies	$40.00
JP Morgan	$38.00

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the first paragraph on page 92 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Globus to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Globus was forecasted to generate during Globus’s fiscal years 2023 through 2027 based on the Globus Standalone Projections. BofA Securities calculated terminal values for Globus by applying terminal multiples of 18.0x to 22.0x to Globus’s fiscal year 2027 estimated adjusted EBITDA, which implied a perpetuity growth rate ranging between 6.0% and 7.4%. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 8.5% to 10.5%, based on Globus’s weighted average cost of capital. ~~From~~ To the resulting enterprise values, BofA Securities ~~deducted net debt~~ added net cash of $942 million as of the end of the fourth quarter of fiscal year 2022, based on the Globus Standalone Projections, to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for Globus as compared to the closing price of Globus Class A Common Stock on February 7, 2023:

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the second bullet point on page 92 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

•

the following publicly available equity research analyst price targets for Globus Class A Common Stock available as of February 7, 2023, which had a price target range (when discounted one year by a 9.5% cost of equity) of $59.25 to $82.25 per share:

Broker	Price Target (prior to 1-year discount)
Loop Capital Markets	$90.00
Truist Securities	$85.00
RBC Capital Markets	$85.00
Needham	$84.00

Wells Fargo Securities	$82.00
Morgan Stanley	$78.00
Piper Sandler Companies	$75.00
Jefferies	$75.00
Canaccord Genuity	$75.00
Barclays	$70.00
BTIG	$71.00
Oppenheimer	$66.00
Stifel Nicolaus	$65.00

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the second paragraph on page 93 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

For the NuVasive Common Stock on a stand-alone basis, BofA Securities used the implied reference range indicated in its discounted cash flow analysis described above under “—Summary of NuVasive Financial Analyses—Discounted Cash Flow Analysis.” BofA Securities then performed the same analysis by calculating the range of implied per share equity values allocable to holders of NuVasive Common Stock on a pro forma basis, giving effect to the Merger, by assuming approximately 28.1% pro forma ownership, based on the number of Globus Class A Common Stock estimated to be issued to holders of NuVasive Common Stock in the Merger, utilizing the results of the standalone discounted cash flow analyses for NuVasive and Globus described above under “ —Summary of Material NuVasive Financial Analyses—Discounted Cash Flow Analysis” and “—Summary of Material Globus Financial Analyses—Discounted Cash Flow Analysis,” and taking into account the net present value of the Assumed Synergies and Dis-synergies and the decreased cash from the Merger to the Combined Company of $75 million based on NuVasive management’s estimates of transaction expenses. BofA Securities calculated the approximate net present value of Assumed Synergies and Dis-synergies to the Combined Company as of December 31, 2022 using a discount rate range of 9.0% to 11.0%. Per NuVasive management guidance, the analysis assumed a terminal value for the Assumed Synergies and Dis-synergies beyond 2027 assuming a range of perpetuity growth rates of 2.0% to 3.0%.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first sentence of the first full paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

As described in the section titled “—Certain Globus Unaudited Prospective Financial Information,” Globus management prepared and provided to NuVasive and BofA Securities certain unaudited prospective financial information of Globus on a standalone basis for fiscal years 2023 through 2027, which financial information was defined previously as the “Globus Standalone Projections”, except that the calculation of Globus’s Unlevered Free Cash Flow described in the section titled “—Certain Globus Unaudited Prospective Financial Information” differs from NuVasive’s calculation of Globus’s Unlevered Free Cash Flow (which was provided to BofA Securities and used for purposes of its analyses) (such calculations, the “NuVasive UFCF Calculations”).

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first sentence of the second full paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

The NuVasive Combined Company Projections and the NuVasive UFCF Calculations were not provided to Globus or to Globus’s financial advisor, Goldman Sachs. Except for the Globus Standalone Projections utilized by NuVasive management (and incorporated as a component of the NuVasive Combined Company Projections and used to calculate the NuVasive UFCF Calculations), the NuVasive Combined Company Projections and the NuVasive UFCF Calculations do not reflect the input of Globus management.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the final paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

The NuVasive Standalone Prospective Financial Information, ~~and~~ the NuVasive Combined Company Projections and the NuVasive UFCF Calculations are referred to collectively as the “NuVasive Projections.”

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the table on page 105 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the first table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the second table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the following after the note to the third table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Subject to the foregoing qualifications, the following table presents the NuVasive UFCF calculations, which were computed from the Globus Standalone Projections, provided to BofA Securities and used for purposes of its analyses.

(U.S. dollars in millions)	2023E	2024E	2025E	2026E	2027E
Adjusted Operating Income (1)	$285	$322	$357	$388	$429
Unlevered Free Cash Flow (2)	166	182	158	220	201

(1)	Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as Globus’s Adjusted EBITDA less stock-based compensation, less depreciation.
(2)

Non-GAAP Financial Measure. NuVasive’s calculation of Globus’s “Unlevered Free Cash Flow” refers to Globus’s Adjusted Operating Income, less taxes, plus depreciation, less change in net working capital, less capital expenditures and less projected payments for acquisition of business and business acquisition liabilities.

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Treatment of NuVasive Equity Awards” is hereby amended and supplemented by replacing the second paragraph under the corresponding heading on page 154 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Treatment of NuVasive RSU Awards. The Merger Agreement provides that, at the Effective Time, each NuVasive RSU Award outstanding immediately prior to the Effective Time will (1) if held by a non-employee member of the NuVasive Board, fully vest and be cancelled and converted into the right to receive (without interest) the Merger Consideration in respect of each share of NuVasive Common Stock underlying such NuVasive RSU Award, and (2) if not held by a non-employee member of the NuVasive Board, automatically be converted and assumed or replaced by Globus, in accordance with, and remaining subject to, the terms and conditions of the applicable NuVasive equity plan and award agreement by which it is evidenced, including any service-based vesting conditions, except that each such converted Globus award will be denominated in a number of shares of Globus Class A Common Stock equal to the product of (x) the number of shares of NuVasive Common Stock subject to the applicable NuVasive RSU Award immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, rounded to the nearest whole number of shares of Globus Class A Common Stock. As of March 3, 2023, the total number of NuVasive RSU Awards held by non-employee members of the NuVasive Board was 147,926, which will be converted at the Effective Time into the right to receive an aggregate of approximately 110,945 shares of Globus Class A Common Stock.

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Membership on the Globus Board and Post-Closing Services” is hereby amended and supplemented by replacing the first paragraph under the corresponding heading on page 157 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Pursuant to the Merger Agreement, Globus has agreed to take all necessary action to cause, as of the Effective Time, an increase in the size of the Globus Board to eleven directors, and to authorize and effect the appointment of three additional directors from the NuVasive Board, proposed by the NuVasive Board and acceptable to the Globus Board. Each such additional NuVasive designated director will serve on the Globus Board until such individual’s successor is duly elected or appointed and qualified in accordance with applicable law. One of each of the three additional NuVasive designated directors will be appointed as a member of each of the three classes of directors serving on the Globus Board. In the event any such NuVasive Director is or becomes unable or unwilling prior to the Effective Time to serve on the Globus Board in the role identified, a replacement for such director will be determined prior the Effective Time pursuant to the process set forth above. The NuVasive Board and the Globus Board are in the process of identifying members of the NuVasive Board who will be designated to serve on the Globus Board post-closing, taking into account, among other things, the business experience, professional background and qualifications of such members. ~~Non-employee members of the Globus Board will be compensated for such service.~~ NuVasive designees joining the Globus Board are expected to be paid for such service in accordance with Globus’s policies for the payment of non-employee directors, a summary of which can be found in the section titled “Item 11. Executive Compensation – Compensation Discussion and Analysis – Narrative Disclosure Relating to Director Compensation Table – Director Compensation” of Globus’s Annual Report on Form 10-K/A, filed with the SEC on March 16, 2023, which such section is incorporated herein by reference. As of the date of this joint proxy statement/prospectus, no decisions have been made as to the members of the NuVasive Board who will serve on the Globus Board following the Effective Time. For additional information, see “The Merger—Governance Matters After the Merger.”

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Membership on the Globus Board and Post-Closing Services” is hereby amended and supplemented by replacing the second paragraph under the corresponding heading on page 157 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

In addition, it is possible that certain of NuVasive’s executive officers may continue to provide services to Globus after the Effective Time. Any of NuVasive’s executive officers who become officers or employees or are otherwise retained to provide services to Globus or the Surviving Corporation may, prior to, at or following the Effective Time, enter into new individualized compensation arrangements with Globus or the Surviving Corporation and may participate in cash or equity incentive or other benefit plans maintained by Globus or the Surviving Corporation. J. Christopher Barry, NuVasive’s Chief Executive Officer, is expected to support integration planning of the Combined Company, but there is no agreement between Mr. Barry and Globus with respect to the provision of such services following the Closing. Other than as set forth in the previous sentence, as ~~As~~ of the date of this joint proxy statement/prospectus, it has not been determined which, if any, executive officers may continue as members of the Globus management team or the positions that such individuals may hold after the Merger, and no new individualized compensation arrangements between Globus and any of NuVasive’s executive officers have been agreed or established.

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Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to: (i) the proposed transaction may not be completed on anticipated terms and timing or at all, (ii) a condition to closing of the transaction may not be satisfied, including obtaining shareholder and regulatory approvals, (iii) the anticipated tax treatment of the transaction may not be obtained, (iv) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transactions, (v) potential litigation relating to the proposed transaction that could be instituted against Globus Medical, NuVasive or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (vii) any negative effects of the announcement, pendency or consummation of the transactions on the market price of Globus Medical’s or NuVasive’s common stock and on Globus Medical’s or NuVasive’s businesses or operating results, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) the risks and costs associated with the integration of, and the ability of Globus Medical and NuVasive to integrate, their businesses successfully and to achieve anticipated synergies, (x) the risk that disruptions from the proposed transaction will harm Globus Medical’s or NuVasive’s business, including current plans and operations, (xi) the ability of Globus Medical or NuVasive to retain and hire key personnel and uncertainties arising from leadership changes, (xii) legislative, regulatory and economic developments, and (xiii) the other risks described in Globus Medical’s and NuVasive’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 initially filed by Globus Medical with the SEC on March 10, 2023, as amended on March 24, 2023, in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Globus Medical’s or NuVasive’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Globus Medical nor NuVasive assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information About the Transaction and Where To Find It

This communication relates to a proposed business combination of NuVasive and Globus Medical. In connection with the proposed transaction, Globus Medical filed a registration statement on Form S-4 with the SEC on March 10, 2023, which was amended on March 24, 2023 and that includes a joint proxy statement/prospectus. The registration statement on Form S-4, including the joint proxy statement/prospectus, provides details of the proposed transaction and the attendant benefits and risks. The registration statement was declared effective on March 28, 2023, and NuVasive filed a definitive proxy statement on March 28, 2023. Globus Medical and NuVasive commenced mailing of the definitive joint proxy statement/prospectus to their respective stockholders on March 29, 2023. Globus Medical and NuVasive may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or the registration statement on Form S-4 or any other document which Globus Medical or NuVasive may file with the SEC. INVESTORS AND SECURITY HOLDERS OF GLOBUS MEDICAL AND NUVASIVE ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The documents filed by Globus Medical or NuVasive with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Globus Medical and NuVasive, as applicable. Requests for copies of the joint proxy statement/ prospectus and other documents filed by Globus Medical with the SEC may be made by contacting Keith Pfeil, Chief Financial Officer, by phone at (610) 930-1800 or by email at kpfeil@globusmedical.com, and request for copies of the joint proxy statement/prospectus and other documents filed by NuVasive may be made by contacting Matt Harbaugh, Chief Financial Officer, by phone at (858) 210-2129 or by email at investorrelations@nuvasive.com.

Participants in the Solicitation

Globus Medical, NuVasive, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Globus Medical and their ownership of Globus Medical stock is set forth in Globus Medical’s annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2022, which was filed with the SEC on February 21, 2023 and March 16, 2023, respectively. Information regarding NuVasive’s directors and executive officers is contained in NuVasive’s annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023 and April 12, 2023, respectively. Certain directors and executive officers of Globus Medical and NuVasive may have a direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction is included in the joint proxy statement/prospectus. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
(Registrant)

April 17, 2023	By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer